Exhibit 99.2

Beneficial Bank

Dear Depositor:

We are pleased to announce that the Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization whereby we will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth. To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate.

The Proxy Card

To accomplish the conversion and reorganization and the contribution to the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and in favor of the contribution to the foundation. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying account holder you also have nontransferable rights to subscribe for shares of Beneficial Bancorp, Inc. common stock on a priority basis before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Beneficial Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [stock center address]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on     day,                  , 2014.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (      )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bank

Dear Depositor:

We are pleased to announce that the Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization whereby we will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth. To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate.

To accomplish the conversion and reorganization and the contribution to the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and in favor of the contribution to the foundation. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of Beneficial Bancorp, Inc. or (2) an agent of Beneficial Bank to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (      )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bank

Dear Friend of Beneficial Bank:

We are pleased to announce that the Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization whereby we will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth. To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate.

As a former depositor of Beneficial Bank you have nontransferable rights to subscribe for shares of Beneficial Bancorp, Inc. common stock on a priority basis before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Beneficial Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [stock center address]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on     day,                  , 2014.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (      )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by Beneficial Bancorp, Inc., the proposed holding company for Beneficial Bank.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about our proposed reorganization from the mutual holding company to stock holding company form and the stock offering by Beneficial Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Beneficial Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [stock center address]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on     day,                  , 2014.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (      )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of Beneficial Bancorp, Inc., we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion and reorganization of Beneficial Savings Bank MHC from the mutual holding company form to the full stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Beneficial Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (      )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order, together with your payment for the shares, must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on     day,                  , 2014.

We have been asked to forward these documents to you in accordance with certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill + Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization whereby we will convert from the mutual holding company form to the full stock form of organization. To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the depositors of Beneficial Bank at a special meeting of depositors. The plan must also be approved by Beneficial Mutual Bancorp, Inc. stockholders at a separate meeting of stockholders.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

Your Board of Directors urges you to vote “FOR” the plan of conversion and reorganization and “FOR” the contribution to the foundation.

Q.	Why is Beneficial Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local campus or branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Beneficial Bank as of the close of business on , 2014, are eligible to vote at the special meeting of depositors.

Q.	Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts. You will also receive a separate proxy statement and proxy card if you are a stockholder of Beneficial Mutual Bancorp, Inc. Please vote all proxy cards that you received. There are no duplicates.

Q.	Does my vote for the conversion mean that I must buy common stock of Beneficial Bancorp, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy any shares of common stock of Beneficial Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN” or by telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Charitable Foundation

Q.	What is The Beneficial Foundation and why is it being funded?

A.	To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate.

Q.	Will The Beneficial Foundation be funded if the conversion is not approved and completed?

A.	No. The charitable foundation will only be funded if both the plan of conversion and reorganization and the contribution to the foundation are approved. However, if the contribution to the foundation is not approved and if we receive all other necessary conversion approvals, we do intend to complete the conversion without the contribution.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Beneficial Bank’s proxy statement and Beneficial Bancorp, Inc.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization whereby we will convert from the mutual holding company form to the full stock form of organization. To continue our commitment to our local community, as part of the conversion, we intend to contribute cash to our existing charitable foundation, The Beneficial Foundation, which is dedicated to supporting charitable causes within the communities in which we operate. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the depositors of Beneficial Bank at a special meeting of depositors. The plan must also be approved by Beneficial Mutual Bancorp, Inc. stockholders at a separate meeting of stockholders.

Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock?

A.	The common stock of Beneficial Bancorp, Inc. is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders – depositors of Beneficial Bank with aggregate balances of $50 or more at the close of business on June 30, 2013.

2)	Beneficial Bank’s employee savings and stock ownership plan.

3)	Supplemental Eligible Account Holders – depositors of Beneficial Bank with aggregate balances of $50 or more at the close of business on September 30, 2014 who are not eligible in category 1 above.

4)	Other Depositors – depositors of Beneficial Bank at the close of business on , 2014 who are not in eligible in categories 1 or 3 above.

Subject to the priority rights of qualifying depositors in the subscription offering, common stock is being offered to certain members of the general public in a community offering, with priority to natural persons (including trusts of natural persons) residing in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and in Burlington, Camden and Gloucester Counties in New Jersey, and then to Beneficial Mutual Bancorp, Inc. public stockholders as of                  , 2014 and finally to members of the general public. The community offering may begin concurrently with, or any time after, the subscription offering. To the extent any shares remain available after the completion of the subscription and community offerings, they will be offered for sale in a syndicated offering or a firm commitment underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Beneficial Bancorp, Inc. is offering for sale up to 63,250,000 shares of common stock at a subscription price of $10.00 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully discussed in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is 150,000 shares ($1.5 million). In addition, no person together with their associates or a group of persons acting in concert may purchase more than 250,000 shares ($2.5 million) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Beneficial Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [stock center address]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on day, , 2014. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Beneficial Bank. Checks and money orders must be made payable to Beneficial Bancorp, Inc. Withdrawals from a certificate of deposit at Beneficial Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Beneficial Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Beneficial Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Beneficial Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Beneficial Bancorp, Inc. no later than 4:00 p.m., Eastern Time on day, , 2014.

Q.	Can I subscribe for shares using funds in my IRA at Beneficial Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Beneficial Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at our statement savings rate of 0.25% from the date the order is processed to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the completion of the conversion and offering, our board of directors will consider adopting a policy of paying cash dividends.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and offering, our shares of common stock will trade on the Nasdaq Global Select Market under the symbol “BNCL.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Beneficial Mutual Bancorp, Inc. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Beneficial Mutual Bancorp, Inc. will be exchanged for shares of common stock of Beneficial Bancorp, Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering. Cash will be paid instead of issuing any fractional shares.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Beneficial Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of Beneficial Bancorp, Inc., without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of Beneficial Bancorp, Inc. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Beneficial Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER

PLEASE SUPPORT US

Beneficial Bank [logo]

Dear Depositor:

As a follow-up to our recent proxy mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization and the contribution to The Beneficial Foundation. We value your relationship with Beneficial Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Beneficial Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (        )         -        -.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast.

Your Board of Trustees urges you to vote “FOR” the Plan and

“FOR” the contribution to the charitable foundation.

FOR

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST

PLEASE SUPPORT US

Beneficial Bank [logo]

Dear Depositor:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization and the contribution to The Beneficial Foundation. We value your relationship with Beneficial Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Beneficial Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (        )         -        .

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast.

Your Board of Trustees urges you to vote “FOR” the Plan and

“FOR” the contribution to the charitable foundation.

FOR

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

An Invitation ***********	Community Meetings ***********

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Beneficial Bancorp, Inc.

❖    Members of senior management will discuss Beneficial Bank’s operations, past performance and financial history.

❖    You will be able to meet one-on-one with Beneficial Bank officers to ask questions.

❖    There will be no sales pressure. You will receive Beneficial Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (        )         -         Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Beneficial Bancorp, Inc. (logo)

Proposed Holding Company for

Beneficial Bank

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

Beneficial Bancorp, Inc.

(logo)

Proposed Holding Company for

Beneficial Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bank [logo]

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

Beneficial Bancorp, Inc.

                 , 2014

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of Beneficial Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Beneficial Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

Once the offering has been completed, you will receive confirmation in the mail indicating your ownership of Beneficial Bancorp, Inc. common stock.

If you have any questions, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Beneficial Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Beneficial Bancorp, Inc.

                 , 2014

Dear Stockholder:

Thank you for your interest in Beneficial Bancorp, Inc. Our subscription offering has been completed and we are pleased to confirm your subscription for              shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                  , 2014; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “BNCL” on                  , 2014.

A statement indicating the number of shares of Beneficial Bancorp, Inc. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Beneficial Bancorp, Inc. stock. All shares of Beneficial Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Beneficial Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Beneficial Bancorp, Inc.

                 , 2014

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Depositors or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Beneficial Bancorp, Inc. and hope you become an owner of our stock in the future. Trading has commenced on the Nasdaq Global Select Market under the symbol “BNCL.”

Beneficial Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Beneficial Bancorp, Inc.

                 , 2014

Welcome Stockholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Beneficial Bancorp, Inc. (the “Company”) purchased by you at a price of $10.00 per share on                  , 2014, in our conversion offering. All stock sold in the subscription and community offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company. If you also owned shares of Beneficial Mutual Bancorp, Inc. prior to completion of the offering, a Letter of Transmittal regarding the exchange of those shares for new Beneficial Bancorp, Inc. shares, along with other materials, have been mailed to you separately.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or e-mail) at the following:

Computershare Trust Company, N.A.

Attention: Investor Relations Department

Street

City, State Zipcode

1 (xxx) xxx-xxxx

email: xxxx.com

A short question and answer sheet regarding your DRS statement is enclosed for your information. If your subscription was paid for by check, bank draft or money order, interest and any refund due, will be mailed promptly. Trading commenced on the Nasdaq Global Select Market under the symbol “BNCL” on                  , 2014.

On behalf of the Board of Directors, officers and employees of Beneficial Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc.

                 , 2014

Dear Interested Subscriber:

We regret to inform you that Beneficial Bancorp, Inc., the holding company for Beneficial Bank, did not accept your order for shares of Beneficial Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Beneficial Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Beneficial Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill + Partners, L.P.

                 , 2014

To Our Friends:

We are enclosing material in connection with the stock offering by Beneficial Bancorp, Inc., the proposed holding company for Beneficial Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on                     , 2014.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the stock information center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sandler O’Neill + Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc. [Logo]

DIRECT REGISTRATION: Holding Your Shares in Book Entry

Beneficial Bancorp, Inc. (the “Company”) has elected to require former registered stockholders of Beneficial Mutual Bancorp, Inc. and new stockholders of Beneficial Bancorp, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of Beneficial Bancorp, Inc. they will receive as a result of Beneficial Bank’s “second-step conversion.” This flyer outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), will periodically send you an account statement showing you how many shares are held by you in certificate and book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact Computershare and it will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your transfer agent account statement;

•	The Social Security Account Number on your account;

•	Your transfer agent account number (which is on the statement);

•	Computershares’ DTC number, which is ; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the Computershare’s website, www.computershare.com, or call their Investor Relations Department at                      to speak to a representative.

Beneficial Bancorp, Inc.

                 , 2014

Dear                     :

The Boards of Directors of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. and the Board of Trustees of Beneficial Bank have unanimously adopted a plan of conversion and reorganization, whereby Beneficial Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at             on         at     4:00     .    , Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (        )         -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Gerard P. Cuddy

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc.

[logo]

An Invitation

To Attend a Community Meeting

Beneficial Bancorp, Inc. is offering shares of its common stock in connection with the conversion and reorganization of Beneficial Savings Bank MHC into the full stock form of organization.

Up to 63,250,000 shares of Beneficial Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (___) ___-___, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Beneficial Bancorp, Inc.

[logo]

Beneficial Bancorp, Inc.

Commences Stock Offering

Beneficial Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Beneficial Savings Bank MHC into the full stock form of organization.

Up to 63,250,000 shares of Beneficial Bancorp, Inc. are being offered at a price of $10.00 per share. As a member of the community served by Beneficial Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (        )         -        , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beneficial Bank, Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc., Beneficial Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.